Exhibit 10.45

PAYOFF LETTER

January 16, 2015

Twinlab Corporation

Twinlab Consolidated Holdings, Inc.

632 Broadway, Suite 201

New York, New York 10012

Attn:	Thomas A. Tolworthy, President

Richard H. Neuwirth, General Counsel

Twinlab Consolidation Corporation

ISI Brands Inc.

Twinlab Holdings, Inc.

3133 Orchard Vista Drive SE

Grand Rapids, Michigan 49546

Attn:	Thomas A. Tolworthy, President

Richard H. Neuwirth, General Counsel

Mr. David L. Van Andel

3133 Orchard Vista Drive SE

Grand Rapids, MI 49546

Mr. William W. Nicholson

121 North Post Oak Lane, #2105

Houston, TX 77024

MidCap Financial Trust

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attn: Account Manager for Twinlab transaction

RE:	Payoff of Credit Agreement (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement”) dated as of January 7, 2008 among TWINLAB CORPORATION, a Delaware corporation (“Borrower”), TWINLAB HOLDINGS, INC., a Michigan corporation formerly known as Idea Sphere, Inc. (“Parent”), and FIFTH THIRD BANK, an Ohio banking corporation and successor by merger to Fifth Third Bank, a Michigan banking corporation (“Lender”). Capitalized terms used, but not defined, herein shall have the meanings given in the Credit Agreement.

Twinlab Corporation, et al.

Ladies and Gentlemen:

Borrower and Parent have advised Lender that MidCap Financial Trust, as agent (in such capacity, together with its successors and assigns, “Agent”) for itself and the other New Lenders (as defined herein) (in such capacity and as a new Lender, “MidCap”) will provide funds to, among other things, repay in full all of the outstanding indebtedness, liabilities and obligations of Borrower arising out of or under the Credit Agreement and the other Loan Documents (the “Payoff”), pursuant to a Credit and Security Agreement to be entered into by and among Borrower, Parent, ISI Brands Inc., a Michigan corporation (“ISI Brands”), Twinlab Consolidated Holdings, Inc., a Nevada corporation (“TCHI”), Twinlab Consolidation Corporation, a Delaware corporation (“TCC”), TCC CM Subco I, Inc., a Delaware corporation, TCC CM Subco II, Inc., a Delaware corporation, as borrowers, the financial institutions from time to time parties thereto, as lenders (collectively, “New Lenders”) and MidCap. Each of ISI Brands, TCHI, TCC, Parent (each a “Corporate Guarantor”; and, collectively, the “Corporate Guarantors”), David L. Van Andel, an individual (“Van Andel”), William W. Nicholson, an individual (“Nicholson”; and, together with Van Andel, each an “Individual Obligor” and, collectively, the “Individual Obligors”), Borrower, MidCap and Lender desire to enter into this letter agreement (this “Letter”) to set forth, among other things, the terms and conditions on which the Payoff will occur, and they hereby agree as follows intending to be legally bound:

1.          Lender hereby certifies to Borrower, Individual Obligors and Corporate Guarantors (collectively, the “Loan Parties”) and to MidCap that, as of January 16, 2015 (the “Quote Date”), the total amount necessary to pay in full the outstanding Loans to Borrower under the Credit Agreement and all other outstanding indebtedness, liabilities and obligations (collectively with the Loans, the “Liabilities”) of Loan Parties to Lender under the Credit Agreement and the other Loan Documents is $9,507,230.53 (the “Payoff Amount”), as more particularly set forth on Exhibit A attached hereto and made a part hereof, exclusive of (i) the Continuing Liabilities which are expressly reserved in this Letter and (ii) any indebtedness, liabilities or obligations, if any, of any Individual Obligor to Lender on other accounts, obligations or guarantees, including, but not limited to, deposit accounts, home mortgage loans, installment loans, or credit cards issued to an Individual Obligor personally (“Personal Obligations”). Notwithstanding anything to the contrary in this Letter, nothing contained in this Letter releases or alters the obligations of any Individual Obligor with respect to such Individual Obligor’s Personal Obligations. The “Continuing Liabilities” mean, collectively, (a) the obligations, indebtedness and liabilities of the Borrower and Parent under (i) this Letter, (ii) the Treasury Management Agreements (as defined below) and any DACA (as defined below), and (iii) Sections 2.3(g), 4.10 and 9.11 of the Credit Agreement, and other indemnification provisions applicable to Loan Parties in the Loan Documents, which and to the extent, in each case, such provisions expressly survive the payment in full of the Liabilities and termination of the Loan Documents and (b) the obligations, indebtedness and liabilities of the Corporate Guarantors (other than Parent) and the Individual Obligors under this Section 1(a)(iii) above. As used in this Letter, “Loan Documents” does not include this Letter, the Treasury Management Agreements, or any DACA.

2.          Payment of the Payoff Amount, together with any applicable Per Diem Charges, as defined below (collectively, the “Total Amount”), must be made to Lender by 4:00 p.m. (Cincinnati, Ohio time) on the applicable date of payoff consistent with the terms of this Letter (the “Payoff Date”) by way of wire transfer in immediately available funds directed as follows:

Twinlab Corporation, et al.

Fifth Third Bank
ABA # 042000314
Account # [  ]
Account Name: Commercial Loan Wire Account
Reference: Twinlab Corporation

Attn:    Andrew P. Hanson, Vice President

Lori Hart, Structured Finance Operations Manager

3.          For each day after the Quote Date, additional amounts (collectively, the “Per Diem Charges”) shall accrue and be payable in the aggregate per diem amount of $1,643.65, as more particularly set forth on Exhibit B attached hereto and made a part hereof. Should the Total Amount not be received by 4:00 p.m. (Cincinnati, Ohio time) on or before January 31, 2015, a new payoff amount will need to be calculated, and this Letter will be void. Borrower hereby acknowledges and agrees that, on and after the close of business on January 13, 2015, (a) Borrower has no further right or ability to make requests for Revolving Loans, and (b) Lender has no further commitments or other obligations to make any loans, financial accommodations or other extensions of credit or other obligations to Borrower under the Credit Agreement or any of the other Loan Documents.

4.          Lender hereby further certifies and confirms to Loan Parties and to MidCap that, upon receipt by Lender as of the Payoff Date of the Total Amount, in immediately available funds in accordance with the terms and conditions of this Letter: (a) no Loan Party will be indebted or obligated to Lender for any reason or amount under the Credit Agreement or the other Loan Documents, except for the Continuing Liabilities, and all Liabilities, except for the Continuing Liabilities, shall be deemed fully paid and satisfied; (b) the Credit Agreement and the other Loan Documents (subject, in each case, to the Continuing Liabilities), and all of Lender’s security interests in, and other liens on, all real and personal property assets of any Loan Party providing collateral for the Liabilities (other than, as applicable, any Items, any Payment Orders, and the Fifth Third Deposit Accounts, each as defined below) will be automatically terminated and released; (c) Lender agrees to promptly, but in any case within 5 Business Days, deliver to MidCap any tangible investment property, instrument, stock power, or other document which is an asset of any Loan Party and which has been physically pledged to Lender as security for the Liabilities and which has not been previously returned to Loan Parties; and (d) Lender agrees to prepare, execute (as applicable) and deliver to MidCap (except as otherwise noted), and Lender hereby authorizes Loan Parties, MidCap, and their designees to prepare and (as applicable) file and record: (i) Uniform Commercial Code financing statement terminations, terminating any and all UCC financing statements naming a Loan Party as debtor and Lender as secured party, (ii) a release of that certain Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing made by Borrower in favor of Lender with respect to that certain real property located in American Fork, Utah County, Utah, (iii) a release of that certain Trademark Security Agreement, as amended, between Lender and ISI Brands (to be delivered to the Borrower), (iv) a release of that certain Patent Security Agreement between Lender and ISI Brands, (v) a release of that certain Request for Beneficiary – Loss Payment Endorsement (on Lender’s letterhead and executed by an authorized officer of Lender and (vi) such other lien release, termination and satisfaction documents as Loan Parties or MidCap may reasonably request or as are necessary in order to evidence the satisfaction of Loan Parties' obligations to Lender pursuant to the Loan Documents and the termination of Lender's interest in all Collateral held with respect thereto or otherwise give public notice of such collateral terminations and releases pursuant to the terms of this Letter; provided, however, that Loan Parties hereby agree that any and all such termination notices, financing statement terminations, mortgage releases, intellectual property releases, and other such documents shall be prepared, delivered, filed and recorded at Loan Parties’ expense.

Twinlab Corporation, et al.

5.          Without limiting any of any Loan Party’s other reaffirmations in this Letter, each Loan Party hereby specifically: (a) ratifies and reaffirms such Loan Party’s obligations under the treasury management documents between Lender and such Loan Party relating to such Loan Party’s Fifth Third Deposit Accounts and Lender’s treasury management services (the “Treasury Management Agreements”) and (b) acknowledges and agrees that the Treasury Management Agreements will survive the receipt of the Total Amount and the termination of the Credit Agreement subject to, and in accordance with, their respective terms.

6.          Borrower anticipates that it will continue, on and after the Payoff Date, to receive and/or deposit checks, drafts, money orders, and other items and other remittances (collectively, “Remittances”) into the Lock Box and the Collection Account. Subject to, and in accordance with, Lender’s standard practice and the terms of this Letter and the Treasury Management Agreements, Lender agrees, for the benefit, and at the expense, of Borrower, to continue to process through the Lock Box and the Collection Account all Remittances received by Lender in the Lock Box or the Collection Account (the “Post-Payout Services”); provided that, upon the execution of a deposit account control agreement among Borrower, Lender and MidCap with respect to any one or more of the Fifth Third Deposit Accounts (a “DACA”), the Post-Payout Services will additionally be subject to, and in accordance with, such DACA.

Loan Parties agree that Lender shall have no liability to any Loan Party or any other Person for any loss or damage that any of them may claim to have suffered or incurred, either directly or indirectly, by reason of the Post-Payout Services unless occasioned by the gross negligence or willful misconduct of Lender. In no event will Lender be liable for any special, indirect, exemplary or consequential damages, including lost profits, even if Lender has been advised of the possibility of such damages. Loan Parties agree that in no event shall Lender be liable for any loss or delay resulting from any act or delay or failure to act caused by circumstances not within Lender’s control, including malfunction of electronic media, interruption of power supply or other utilities, fire, flood, ice, earthquake, explosion or other act of God, strike, lockout or stoppage of labor, industrial sabotage, war, terrorism, insurrection, riot or other civil disturbance, delays in the mail or courier service, delays in public funding, change of law, rule or governmental regulation or interpretation, court order, or the insolvency, unavailability or failure to act or delay in acting of any other bank or payment system, United States mail express or armored courier, governmental agency or any other party necessary to Lender’s performance of the Post-Payout Services.

Without limiting any indemnification provided in the Loan Documents, Loan Parties hereby agree to defend and indemnify Lender and hold it harmless from and against any and all claims, actions and proceedings (whether civil, criminal or administrative in nature), and from and against any and all damages, penalties, judgments, liabilities, losses and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred as the result of any claim, by any Person, arising out of, or otherwise related to, the Post-Payout Services, in each case other than those ultimately determined to be founded on the gross negligence or willful misconduct of Lender as established in a court of law by a judgment that is final and non-appealable.

7.          (a) Borrower will reimburse and immediately pay to Lender: (i) the full face amount of all checks, drafts or other instruments payable to Borrower (“Items”) for which Lender has given Borrower credit in determining the Total Amount, which are thereafter dishonored or returned to Lender or which remain unpaid for any reason whatsoever, and all reversals or cancellations of payment orders or other electronic funds transfers (“Payment Orders”) for which Lender has given Borrower credit in determining the Total Amount, and all reasonable and actual costs and expenses of Lender (including reasonable attorneys’ fees) related to any or all of the foregoing and (ii) all service charges and fees on the Post-Payout Services, Lock Box, Collection Account, Operating Account (as defined below), Controlled Disbursement Account, and other accounts of Borrower with Lender or its affiliates or maintained in connection with the Liabilities for services rendered through the date that such Lock Box, Collection Account, Operating Account, Controlled Disbursement Account, and other accounts are closed (collectively, the “Operating Fees and Expenses”).

Twinlab Corporation, et al.

(b)          By MidCap’s agreement and acceptance of this Letter, MidCap agrees to reimburse and pay to Lender, within two Business Days after the date of notification from Lender: (i) the full face amount of all Items for which Lender has given Borrower credit in determining the Total Amount, which are thereafter dishonored or returned to Lender or which remain unpaid for any reason whatsoever, and (ii) all reversals or cancellations of Payment Orders for which Lender has given Borrower credit in determining the Total Amount, in each case under clauses (i) or (ii) above if (A) such amounts are not paid by Borrower within two Business Days of Lender’s demand therefor, (B) Lender requests such reimbursement from MidCap within 60 days after the Payoff Date, and (C) Lender seeks, prior to requesting such reimbursement from MidCap, to offset such amounts against available funds, if any, in any Fifth Third Deposit Account and that are subject to permissible offset by Lender in accordance with this Letter, the Treasury Management Agreements, any DACA, and applicable law.

8.          All of Lender’s rights against Borrower are reserved and preserved in and to any Items and Payment Orders received and retained by Lender in connection with the Liabilities and credited to Borrower in connection with the Liabilities and the computation of the Total Amount and in and to any monies due or to become due by reason of such Items, Payment Orders, the proceeds thereof, and all of Lender’s claims thereon. Lender will have the immediate right to charge any account of any Loan Party maintained with Lender (collectively, the “Fifth Third Deposit Accounts”) in an amount necessary to satisfy such unpaid Items, Payment Orders, Operating Fees and Expenses, and Overdrafts in accordance with and subject to the terms of the DACAs and the Treasury Management Agreements.

9.          Borrower will maintain sufficient collected and available funds in its operating account(s) at Lender (collectively, the “Operating Account”) to pay (a) all checks and other items drawn by Borrower on, and all electronic payment orders made by third parties against, the Operating Account as such checks and other items and payment orders (“Presentments”) are presented to Lender for payment and (b) all Operating Fees and Expenses. Lender will leave open the Lock Box, the Collection Account, the Controlled Disbursement Account, the Operating Account, and any other Fifth Third Deposit Accounts as Borrower and Lender shall reasonably deem necessary; provided that Lender will have the right to terminate and close the Lock Box, the Collection Account, the Controlled Disbursement Account, the Operating Account, and any other Fifth Third Deposit Account in accordance with the terms and conditions of the Treasury Management Agreements and (with respect to any Fifth Third Deposit Accounts subject to a DACA) such DACA. Upon any such termination and closure by Lender of any of the Lock Box, the Collection Account, the Controlled Disbursement Account, the Operating Account, or any other Fifth Third Deposit Account, the funds therein (in each case, net of any accrued and unpaid Presentments, Operating Fees and Expenses, and any other Continuing Liabilities due and payable to Lender) will be promptly forwarded by Lender to MidCap, or such party designated by MidCap, at the address provided by MidCap in immediately available funds; provided that funds in a Fifth Third Deposit Account that is subject to a DACA at the time of such termination or closure shall be subject to the terms and conditions of such DACA. Borrower further covenants and agrees with Lender that: (i) Borrower will not request or initiate any ACH transfers and/or other electronic transfers (“Electronic Transfers”) from any Fifth Third Deposit Account unless there are sufficient collected and available funds at the time of such request to satisfy such Electronic Transfers and (ii) Lender shall have no duty to honor any such requests for Electronic Transfers unless there are sufficient collected and available funds at the time of such request to satisfy such Electronic Transfers. Lender will not be liable for failure to pay any Presentments unless it is drawn against collected and available funds credited to the Operating Account at the time the Presentment is presented for payment. If Lender pays a Presentment (including initiates a wire transfer) that overdraws the Operating Account whether by error, mistake, or otherwise (an “Overdraft”), Borrower will immediately pay the amount of such Overdraft to Lender, whether the Overdraft was caused by Borrower or an authorized signer thereof and regardless of whether or not Borrower signed, or requested, the withdrawal that created the Overdraft. For the avoidance of doubt, MidCap is not a party to the foregoing and reserves its rights and remedies under the DACA or applicable laws with respect to the Operating Agreement and other assets of Borrower.

Twinlab Corporation, et al.

10.        Each Loan Party, on behalf of such Loan Party and, as applicable, such Loan Party’s predecessors, successors, successors-in-interest, partners, members, shareholders, managers, directors, officers, heirs, beneficiaries, agents and assigns (each, a “Releasing Person” and collectively, the “Releasing Persons”): (i) does hereby forever release, remise and discharge Lender and its Affiliates, present and former officers, directors, stockholders, employees, attorneys, agents and other representatives, and the respective predecessors, successors, successors-in-interest, assigns, heirs, and representatives of each of the foregoing (each, a “Releasee” and collectively, the “Releasees”) from any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, and reasonable attorneys’ fees, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation of the Releasees, or any of them, that any of the Releasing Persons ever had from the beginning of time, may have or hereafter can, may or shall have against the Releasees, or any of them, which have arisen or accrued prior to or as of the date of this Letter, in each case arising out of: (a) any of the Loan Documents, (b) any of the transactions consummated under any of the Loan Documents, (c) the making of any Loan or the use of the proceeds thereof, (d) the Loan Collateral, or (e) the conduct of the relationship between Lender and Loan Parties (or any one or more of them) (each a “Claim” and collectively, “Claims”) and (ii) does hereby agree and covenant not to assert or prosecute against any or all of the Releasees any Claims. Notwithstanding the foregoing, nothing in this paragraph shall be construed to constitute a release of or otherwise apply to, or a covenant not to sue in respect of, any Claims for breach of any express obligation of Lender under this Letter, the Treasury Management Agreements, or any DACA, in each case arising after the date of this Letter.

11.        Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by, Lender from or for the account of any Loan Party is avoided, rescinded, set aside or must otherwise be returned or repaid by Lender, whether in any bankruptcy, reorganization, insolvency or similar proceeding involving any Loan Party or otherwise, the Liabilities intended to be repaid hereby, and all rights of Lender with respect to such Liabilities, shall be, as determined by applicable law, reinstated (without any further action by any party) and enforceable against each Loan Party and their respective successors or assigns. In such event, each Loan Party shall be and remain liable to Lender for the amount so repaid or recovered to the same extent under the Loan Documents as if such amount had never originally been received by Lender.

Twinlab Corporation, et al.

12.        Lender hereby requests that each of the Loan Parties and MidCap acknowledge its respective receipt and its respective acceptance of and agreement to the terms and conditions set forth that are applicable to it in this Letter by signing a copy of it in the appropriate space indicated below and returning it to Lender. All obligations of Loan Parties under this Letter are joint and several. This Letter may be signed in several counterparts but this Letter shall not become effective unless and until it is so accepted and agreed to by each of the Loan Parties and MidCap and returned to Lender. This Letter may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes. As used herein, “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates otherwise. This Letter shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles). The parties hereto each waive trial by jury of any matters arising out of, or related to, this Letter or the transactions contemplated hereby.

[Signature Page Follows]

This Letter is executed to be effective as of the date first written above.

Very truly yours,

FIFTH THIRD BANK

By:	/s/ Andrew P. Hanson
Andrew P. Hanson, Vice President

Acknowledged and Agreed to

as of the date first written above:

TWINLAB CORPORATION

TWINLAB HOLDINGS, INC.

ISI BRANDS INC.

TWINLAB CONSOLIDATION CORPORATION

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy, President and CEO

/s/ WILLIAM W. NICHOLSON
WILLIAM W. NICHOLSON

/s/ DAVID L. VAN ANDEL
DAVID L. VAN ANDEL

SIGNATURE PAGE TO

PAYOFF LETTER

MIDCAP FINANCIAL TRUST,
a Delaware statutory trust

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

SIGNATURE PAGE TO

PAYOFF LETTER

EXHIBIT A

Payoff Amount

1.	Aggregate outstanding principal balance of the following as of the Quote Date:

(i) Revolving Loans	$9,462,966.69

2.	Aggregate outstanding interest on the following as of the Quote Date:

(i) Revolving Loans	$14,144.91

3.	Other:

(i) Attorneys’ Fees	$30,000.00
(ii) Unused Line Fee	$118.93

4.	Total Payoff Amount as of the Quote Date:

(sum of all of the above)	$9,507,230.53

EXHIBIT B

(Per Diem Charges)

1.	Per Diem Charges:

(i) Interest on Revolving Loans	$1,642.88
(ii) Unused Line Fee	$.77

2.	Total Per Diem Charges:

(sum of all of the above)	$1,643.65